      As filed with the Securities and Exchange Commission on July 6, 1995
                                                            Registration No 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ---------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                              ---------------------
                           CALIFORNIA AMPLIFIER, INC.
             (Exact name of registrant as specified in its charter)
                               460 CALLE SAN PABLO
                           CAMARILLO, CALIFORNIA 93012
                                 (805) 987-9000

          DELAWARE                                                                             95-3647070
(State or other jurisdiction of         (Address including zip code, and telephone          (I.R.S. Employer
 incorporation or organization)              number, including area code of              Identification Number)
                                         Registrant's principal executive offices)

                       1989 KEY EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                MICHAEL R. FERRON
                             VICE PRESIDENT, FINANCE
                           CALIFORNIA AMPLIFIER, INC.
                               460 CALLE SAN PABLO
                          CAMARILLO, CALIFORNIA  93012
                                 (805) 987-9000
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------
                                 WITH A COPY TO:

                             PETER F. ZIEGLER, ESQ.
                             GIBSON, DUNN & CRUTCHER
                             333 SOUTH GRAND AVENUE
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 229-7000
                              ---------------------

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------
                                                                      Proposed
                                                Proposed               Maximum
 Title of Securities       Amount to        Maximum Offering     Aggregate Offering         Amount of
  to be Registered     be Registered(1)    Price Per Share(2)         Price(2)         Registration Fee(3)
- ------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per
share                       400,000              $10.68             $4,272,000.00           $1,473.10
- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------

(1) The Registrant previously registered 100,000 shares of its Common Stock with respect to its 1989 Key Employee Stock Option Plan (the "Plan") on Form S-8 (No. 33-31427), an additional 400,000 shares of its Common Stock with respect to the Plan on Form S-8 (No. 33-36944), and an additional 400,000 shares of its Common Stock with respect to the Plan on Form S-8 (No. 33-72704).
(2)  Estimated solely for purposes of determining the registration fee.
(3) Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Registrant's Common Stock ($10.68) as reported on the NASDAQ National Market System on June 29, 1995.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                           INCORPORATION BY REFERENCE

          California Amplifier, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 4, 1995, and the contents of Registration Statement No. 33-31427, Post Effective Amendment No. 1 to Registration Statement No. 33-31427, Registration Statement No. 33-36944, and Registration Statement No. 33-72704 heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference.



                      REGISTRATION OF ADDITIONAL SECURITIES

SHARE INCREASE AMENDMENT

          On May 4, 1989, the Board of Directors of the Company approved and adopted the California Amplifier, Inc. 1989 Key Employee Stock Option Plan (the "1989 Plan"). The 1989 Plan provides for the grant of "incentive options" and "non-qualified options." On September 26, 1994, the Board of Directors adopted and approved, subject to stockholder approval, an amendment to the 1989 Plan to increase the number of shares of the Registrant's $.01 par value common stock (the "Common Stock") that may be acquired upon the exercise of options under the 1989 Plan from an aggregate of 900,000 shares to an aggregate of 1,300,000 shares (the "Share Increase Amendment"), subject to adjustments to prevent dilution as specified in Section 10 of the 1989 Plan. The additional 400,000 shares of Common Stock that may be acquired upon exercise of options under the 1989 Plan, as amended by the Share Increase Amendment, are being registered hereby and have been listed with the NASDAQ National Market System.

INDIVIDUAL GRANT LIMITATION AMENDMENT

          On September 26, 1994, the Board approved an amendment to the 1989 Plan which provides that no employee shall be eligible to be granted options for in excess of 250,000 shares of common stock, subject to adjustments to prevent dilution as specified in Section 10 of the 1989 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   Exhibits


4.10      Amendment No. 3 to the 1989 Key Employee Stock Option Plan

5.1       Opinion of Gibson, Dunn & Crutcher

23.1      Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP, independent public accountants

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 31st day of May 1995.

                                        CALIFORNIA AMPLIFIER, INC.

                                        By:        /s/ IRA CORON
                                           ------------------------------------
                                           Ira Coron, Chairman, Chief Executive
                                                  Officer and Director


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                       DATE
        ---------                       -----                       ----

      /s/ IRA CORON           Chairman, Chief Executive          May 31, 1995
- --------------------------      Officer and Director
        Ira Coron               (Principal Executive
                                Officer)


   /s/ DAVID R. NICHOLS       Executive Vice President,          May 31, 1995
- --------------------------      Operations and Director
     David R. Nichols


   /s/ MICHAEL R. FERRON      Vice President, Finance,           May 31, 1995
- --------------------------      Chief Financial Officer
      Michael R. Ferron         and Secretary (Principal
                                Financial and Accounting
                                Officer)


   /s/ WILLIAM E. McKENNA     Director                           May 31, 1995
- --------------------------
     William E. McKenna


   /s/ ARTHUR H. HAUSMAN      Director                           May 31, 1995
- --------------------------
     Arthur H. Hausman

                                  EXHIBIT INDEX

Exhibit
Number    Description
- ------    -----------

4.10      Amendment No. 3 to the 1989 Key Employee Stock Option Plan

5.1       Opinion of Gibson, Dunn & Crutcher

23.1      Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP, independent public accountants